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                              AMENDMENT NO. 2 TO
                       NO. 1 CONTINUOUS GALVANIZING LINE
                            TURNKEY ENGINEERING AND
                             CONSTRUCTION CONTRACT


     This Amendment No. 2 ("AMENDMENT") made this 22nd day of June, 1999 by and between National Steel Corporation, Great Lakes Division, a Delaware corporation with its office at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545 ("NATIONAL") and NKK Steel Engineering, Inc., a Delaware corporation with its office at 910 Sheraton Drive, Suite 400, Mars, Pennsylvania 16046-9414 ("CONTRACTOR").

                                   RECITALS

     A. NATIONAL and CONTRACTOR are parties to the No. 1 Continuous Galvanizing Line Turnkey Engineering and Construction Contract dated as of October 23, 1998, as amended by Amendment No. 1 dated as of March 19, 1999 (together, the "AGREEMENT").

     B. NATIONAL and CONTRACTOR have agreed that the AGREEMENT should be further amended.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Definitions.  All capitalized terms, which are not otherwise defined
     -----------
herein, shall have the meanings given to them in the AGREEMENT.

2.   Amendment of Section 6. Section 6 of the AGREEMENT is hereby amended by
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adding the following as a new Section 6.5:

     "6.5 Bonus for Early Completion. In the event that the HOT RUN COMMENCEMENT
          --------------------------
     occurs prior to the HOT RUN COMMENCEMENT DEADLINE, then NATIONAL agrees to pay to CONTRACTOR, a bonus (the "COMPLETION BONUS") determined in accordance with the requirements, and subject to the conditions, set forth below :

     (i) The amount of the COMPLETION BONUS shall be equal to $75,000 times the lesser of (a) the number of BONUS ELIGIBLE DAYS (as hereinafter defined), and (b) 30.

     (ii) The COMPLETION BONUS shall be due and payable as follows:

               (A) 50% of the COMPLETION BONUS shall be due and payable within thirty (30) days after NATIONAL's receipt of CONTRACTOR's invoice for such amount, which invoice shall be issued by CONTRACTOR no earlier than the occurrence of the HOT RUN COMMENCEMENT;

               (B) 50% of the COMPLETION BONUS shall be due and payable within thirty (30) days after NATIONAL's receipt of CONTRACTOR's invoice for such amount, which invoice shall be issued by CONTRACTOR no
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               earlier than the date on which the Certificate of Substantial
               Completion has been issued by CONTRACTOR and countersigned by National pursuant to Section 15.1(iv) of the AGREEMENT; and

               (C) Amounts payable by NATIONAL to CONTRACTOR pursuant to Sections 6.5(ii)(A) and (B) above shall not (x) be required to be repaid by CONTRACTOR to NATIONAL under any circumstances, or (y) be subject to NATIONAL's right to withhold pursuant to Section
               35.7 of this AGREEMENT.

     (iii) In the event that a COMPLETION BONUS is paid to CONTRACTOR pursuant to this Section 6.5, then the SUBSTANTIAL COMPLETION DEADLINE shall be moved forward one day for each BONUS ELIGIBLE DAY (so that, for example, if there are 5 BONUS ELIGIBLE DAYS, the SUBSTANTIAL COMPLETION DEADLINE shall be 22 months and 2 days from the date of the CONTRACT).

     (iv) In order to induce NATIONAL to enter into this AMENDMENT, CONTRACTOR hereby affirms and agrees that it shall not, in an effort to expedite the HOT RUN COMMENCEMENT, (i) reduce the time period allotted for the No Load Test or Cold Run Test in the No. 1 CGL Overall Schedule, as set forth in the AS SOLD SPECIFICATIONS, or (ii) otherwise modify, amend or depart from the SPECIFICATIONS in its performance of the WORK, without in either case, the prior written consent of NATIONAL. It is understood and agreed by CONTRACTOR that it will continue to be liable to perform the WORK in accordance with the SPECIFICATIONS and the other requirements of the AGREEMENT.

     (v) As used herein the term "BONUS ELIGIBLE DAY" shall mean each calendar day (if any) by which the HOT RUN COMMENCEMENT precedes the HOT RUN COMMENCEMENT DEADLINE.

     (vi) In order for a COMPLETION BONUS to be payable hereunder, the HOT RUN COMMENCEMENT must actually take place on or before the HOT RUN COMMENCEMENT DEADLINE (as currently defined in Section 6.4 of the AGREEMENT). Except as specifically set forth in the next succeeding sentence, any provision of the AGREEMENT which provides for the deemed occurrence of the HOT RUN COMMENCEMENT or for an extension of the schedule for performance of the WORK, including the HOT RUN COMMMENCEMENT DEADLINE (whether due to an act of FORCE MAJEURE, an act of NATIONAL or otherwise) shall not be applicable. Notwithstanding the foregoing, in the event that the HOT RUN COMMENCEMENT would have occurred but for the fact that NATIONAL failed to supply the steel coils necessary for the Hot Run Test, then, for the sole purpose of determining CONTRACTOR's entitlement to a COMPLETION BONUS, the HOT RUN COMMENCEMENT shall be deemed to have occurred on the date that all other conditions for the HOT RUN COMMENCEMENT have been satisfied by CONTRACTOR.

3.   Calculation of Liquidated Damages and BONUS ELIGIBLE DAYS. For purposes of
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determining (i) the number of BONUS ELIGIBLE DAYS pursuant to Section 6.5(v) and
(ii)

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CONTRACTOR's liability for liquidated damages pursuant to Section 6.4 and
34.12, the number of calendar days, and not the number of hours, shall be utilized. This principle is illustrated by the following examples:

     (a) The HOT RUN COMMENCEMENT DEADLINE is April 23, 2000. If the HOT RUN COMMENCEMENT takes place at 11:30 p.m. on April 22, 2000, then there would be one BONUS ELIGIBLE DAY; and

     (b) The HOT RUN COMMENCEMENT DEADLINE is April 23, 2000. If the HOT RUN COMMENCEMENT takes place at 12:30 a.m. on May 1, 2000, then one day of liquidated damages would be payable by CONTRACTOR pursuant to Section
         6.4 of the AGREEMENT.

4.       No Other Changes. Except as specifically provided for in this
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AMENDMENT, the terms and conditions of the AGREEMENT and other CONTRACT
DOCUMENTS shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                              NATIONAL STEEL CORPORATION

                              By: /s/ Ronald J. Werhnyak
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                              Title: Vice President, General Counsel & Secretary
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                              NKK STEEL ENGINEERING, INC.

                              By: /s/ Masayuki Ueta
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                              Title: Chairman & CEO
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